Exhibit 99.1

Applied Digital and Macquarie Asset Management Execute First Funding Milestone in

$5.0 Billion AI Infrastructure Partnership

October 7, 2025 8:00am EDT

DALLAS, Oct. 7, 2025 (GLOBE NEWSWIRE) — Applied Digital Corporation (NASDAQ: APLD) (“Applied Digital” or the “Company”), a designer, builder and operator of high-performance, sustainably engineered data centers and colocations services for artificial intelligence, cloud, networking and blockchain workloads, announced today that it has received the initial funding from its previously disclosed perpetual preferred equity financing facility of up to $5.0 billion with Macquarie Asset Management (“MAM”). The first draw of $112.5 million was funded today by MAM-managed funds and will support the build-out of Applied Digital’s 400MW AI Factory campus in Ellendale, North Dakota (“Polaris Forge 1”), which is designed to scale up to 1 gigawatt over time.

Polaris Forge 1 has leased the 400MW of critical IT capacity currently under construction to CoreWeave, the AI Hyperscaler™. Proceeds from the MAM facility will be used toward completing the buildout of this campus, where Applied Digital’s anticipated near-term closing of a project financing facility will allow additional draws under the MAM facility to support ongoing construction. Together, these facilities are expected to provide the capital required to complete the 400MW campus, fund platform-level G&A, and cover transaction expenses.

The MAM preferred equity partnership is intended to substantially reduce Applied Digital’s equity contribution requirements for its future development projects. At this time, the Company does not anticipate making any additional equity contributions into Polaris Forge 1.

“Securing this funding at the asset level is especially important in an asset-heavy business like ours. It gives us the capital to complete Polaris Forge 1 and provides a clear path to scale additional campuses. With Macquarie’s support, we’re able to strengthen our balance sheet and accelerate the build-out of our AI Factory platform. With MAM’s expertise and relationships, we believe Applied Digital is positioned as one of the fastest-growing developers in the U.S,” said Wes Cummins, Chairman and Chief Executive Officer of Applied Digital.

“As the demand for AI and HPC capacity continues to accelerate, we believe Applied Digital will distinguish itself as a valuable partner to hyperscale customers, with its differentiated portfolio of near-term power availability that has been built by a pioneering leadership team,” said Anton Moldan, Senior Managing Director of Macquarie Asset Management. “We are excited to partner with Applied Digital to build and scale its HPC data center platform. Our global experience as an owner and manager of some of the largest private data center platforms in the world positions us as an ideal partner to help Applied Digital become an industry-leading data center platform.”

“This financing is expected to provide us with the capital structure needed to fully deliver Polaris Forge 1 and a path to scale future campuses. With MAM’s support, we believe we are positioned to drive transformative progress across our pipeline of large scale, next -generation AI Factories,” said Saidal Mohmand, Chief Financial Officer of Applied Digital.

Northland Capital Markets acted as sole placement agent to the Company. Lowenstein Sandler LLP acted as counsel to the Company, and Simpson Thacher & Bartlett LLP acted as counsel to Macquarie Asset Management.

About Applied Digital

Applied Digital (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud — designs, builds, and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model.

Learn more at applieddigital.com or follow @APLDdigital on X and LinkedIn.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “demonstrates,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding current and future campus development, (ii) statements about the HPC industry, (iii) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers and current and potential customers, (iv) statements of future economic performance, (v) statements of assumptions underlying other statements and statements about the Company or its business and (vi) the Company’s plans to obtain future financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Polaris Forge 1 data centers; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to AI and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund ongoing and future data center construction and operations; our ability to obtain financing of the lease agreements on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the lease agreements; our ability to timely and successfully build hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of project and other financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Investor Relations Contacts

Matt Glover and Ralf Esper

Gateway Group, Inc.

(949) 574-3860

APLD@gateway-grp.com

Media Contact

JSA (Jaymie Scotto & Associates)

(856) 264-7827

jsa_applied@jsa.net

Source: Applied Digital Corporation